UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 7, 2014

COTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On October 7, 2014, Coty Inc. (the "Company") and CHANEL announced that the Company has submitted a binding offer as of the same date to acquire the Bourjois cosmetics brand ("Bourjois") from parent company CHANEL. In consideration for Bourjois, the Company has agreed to issue 15 million shares of the Company's Class A Common Stock to CHANEL, which number of shares is subject to adjustment based on the price of the Company's Class A Common Stock at closing and certain closing adjustments. The shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act for a transaction by an issuer not involving any public offering. CHANEL has agreed to enter into exclusive negotiations. The press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

The information set forth above in Item 3.02 is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release of Coty Inc., dated October 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: October 7, 2014	By:	/s/ Jules P. Kaufman
		Name:	Jules P. Kaufman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Coty Inc., dated October 7, 2014